Exhibit 99.1
EMPLOYMENT AGREEMENT
          THIS EMPLOYMENT AGREEMENT (“Agreement”), dated March ___, 2009 and made effective as of January 19, 2009 (the “Effective Date”), by and between NUCRYST PHARMACEUTICALS INC., a Delaware corporation (the “Company”), and DAVID B. HOLTZ (the “Executive”).
          WHEREAS, the Company and the Executive have entered into an Employment Agreement, dated as of May 7, 2008 and effective as of May 8, 2008 (the “Original Agreement”);
          WHEREAS, in connection with a management and board leadership change the Company has asked the Executive to serve as Chief Financial Officer and Interim President and Chief Executive Officer of the Company and of Nucryst Pharmaceuticals Corp. (the “Parent”), an Alberta corporation of which the Company is a wholly-owned subsidiary, and the Executive has agreed to serve as Chief Financial Officer and Interim President and Chief Executive Officer of the Company and of the Parent, on the terms and subject to the conditions set forth in this Agreement; and
          WHEREAS, commencing on the Effective Date, this Agreement shall replace and supersede the Original Agreement in all respects;
          NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are mutually acknowledged, the Company and the Executive agree as follows:
        1.     Employment and Duties.
            (a)     Employment.   During the Term (as defined in Section 4 below), the Executive:
     (1)     shall serve as the Chief Financial Officer and the Interim President and Chief Executive Officer of the Company and of the Parent; shall have all authorities, duties and responsibilities customarily exercised by individuals serving in such positions at corporations of the size and nature of the Company and the Parent; may be assigned such additional duties and responsibilities, consistent with the foregoing, as the Board of Directors of the Parent (the “Board”) may from time to time reasonably determine; shall report directly to the Board, and shall devote substantially all of the Executive’s working time and the Executive’s best efforts to the Company and the Parent and the Executive’s positions;
     (2)     shall faithfully serve the Company and the Parent and at all times act in and promote the best interests of the Company and the Parent, and shall not, without the prior approval of the Board, carry on or engage in any other business or occupation or become a director, officer, employee or agent of or hold any position or office with any other company or business entity, provided that nothing herein shall preclude the Executive from: (A) serving on the boards of a reasonable number of trade associations and charitable organizations with the approval of the Board, such approval not to be unreasonably withheld, (B) engaging in charitable activities and community affairs, (C) accepting and fulfilling a reasonable number of speaking engagements, and (D) managing his personal investments and affairs (which may include serving as an officer, director or employee of a family held company); provided that such activities do not in the aggregate interfere with the proper performance of his duties and responsibilities hereunder, violate any provision hereof, or otherwise create any conflict of interest with respect to his duties and responsibilities hereunder or violate the terms of any of the covenants contained in the Employee Confidentiality and Non-Compete Agreement dated May 7, 2008 between the Executive and the Company (the “Confidentiality Agreement”); and
     (3)     shall comply with all rules, regulations, policies and procedures of the Company, the Parent and their respective affiliates as in effect from time to time, including the Code of Conduct, Whistleblower Policy, Disclosure Policy and Insider Trading Policy of the Parent and the Company and any rules or policies that may be adopted by the Company or the Parent from time to time to restrict or prohibit actual or perceived conflicts of interest.
            (b)     Location.   During the Term, the Executive’s principal office and place of employment shall be in Princeton, NJ or such other location as may be determined by the Executive with the approval of the Board. The Executive acknowledges that he will be required to travel frequently to other locations in which the Company and the Parent conduct their activities, including Canada.
        2.     Compensation.
            (a)     Base Salary.   During the Term, the Company shall pay to the Executive a minimum base salary at the rate of Three Hundred and Ten Thousand Dollars ($310,000.00) per annum (“Base Salary”). Subsequent increases to the Base Salary will be determined by the Board (or committee thereof) in its sole discretion. The Base Salary cannot be reduced by the Company so long as the Executive is employed by the Company; provided, that the Base Salary may be reduced by the Company if such reduction is approved by the Board (or its Human Resources and Compensation Committee) in consultation with the Executive and is part of an across the board reduction in the salaries of senior level executives of the Company and the Parent relating to an ongoing business need of the Company and the Parent and if the amount of the reduction in the Base Salary is proportional to the reduction in salary applicable to other senior level executives of the Company and the Parent. The Executive acknowledges and agree that, although the Board (or its Human Resources and Compensation Committee) will consult with the Executive in the circumstances described in the preceding sentence, the decision as to whether and to what extent to reduce salaries of senior level executives will be in the sole discretion of the Board (or its Human Resources and Compensation Committee). The Base Salary under this Section 2(a) shall be payable to the Executive not less frequently than twice monthly and shall be reduced by applicable taxes and withholdings.
            (b)     Annual Incentive Award.   In addition to the Executive’s Base Salary under Section 2(a) above, the Executive will be eligible to receive an annual cash incentive award (“Annual Incentive Award”) in respect of each calendar year that ends during the Term to the extent an employee cash incentive award program is established by the Company and approved by the Board (the “Incentive Program”). The Executive’s Annual Incentive Award opportunity will be determined based on the achievement of specific corporate objectives of the Parent and will be equal to 25% of annualized Base Salary at threshold level achievement of corporate objectives (with no payout for achievement of corporate objectives below threshold level), 50% of annualized Base Salary at target level achievement of objectives and a maximum possible Annual Award of 100% of annualized Base Salary at stretch achievement level with the Executive’s eligibility commencing with calendar year 2009. Notwithstanding that the Effective Date occurred after January 1, 2009, the foregoing percentages will be in effect for the entire 2009 calendar year, such that the Executive shall be eligible for the full amount of any Annual Incentive Award earned without any proration relating to the month of January of 2009. The Annual Incentive Award payable to the Executive shall be based upon the satisfaction of performance criteria and objectives set by the Board (or its Human Resources and Compensation Committee) in consultation with the Executive and shall be subject to other terms and conditions set forth in the Incentive Program; provided, that although the Board (or its Human Resources and Compensation Committee) will consult with the Executive regarding performance criteria and objectives for the Annual Incentive Award, the final determination as to performance criteria and objectives will be in the sole discretion of the Board (or its Human Resources and Compensation Committee). Whether and to what extent the applicable performance criteria and objectives set by the Board (or its Human Resources and Compensation Committee) have been achieved for any calendar year shall be determined by the Board (or its Human Resources and Compensation Committee) in its sole discretion. The Executive acknowledges that to be eligible to receive an Annual Incentive Award in respect of any calendar year during the Term, the Executive must be an employee of the Company on the date of payout of the Annual Incentive Award and not be in breach of this Agreement or the Confidentiality Agreement. Except as otherwise set forth herein, any such Annual Incentive Award shall be paid after the end of the calendar year for which it is awarded but not later than March 31 of the calendar year following the calendar year for which it is awarded, and shall be reduced by applicable taxes and withholdings.
            (c)     Long-Term Incentives.   The Executive will be granted a supplemental nonqualified stock option (the “Option”) to purchase one hundred thousand (100,000) shares of the common stock of the Parent (the “Shares”) under the Parent’s 1998 Equity Incentive Plan, as amended, (the “Plan”), and pursuant to the terms and conditions of a Stock Option Award Agreement in the form attached hereto as Exhibit A. The grant will be made on or prior to the date five business days after the execution of this Agreement, provided that if such option grant date falls within a trading blackout period under the Parent’s Insider Trading Policy, then such nonqualified stock option grant shall be made on the first business day following the expiration of such blackout period (the “Option Grant Date”). The exercise price of the Option shall be the NASDAQ market per share closing price on the last trading day prior to the Option Grant Date. The Option will vest and become exercisable in accordance with the following schedule: (i) options with respect to 1/3 of the Shares will vest and become exercisable on the Option Grant Date, (ii) options with respect to 1/3 of the Shares will vest and become exercisable on the first anniversary of the Option Grant Date, and (iii) options with respect to 1/3 of the Shares will vest and become exercisable on the second anniversary of the Option Grant Date, provided (except to the extent otherwise provided in Section 6 and Section 7 below) that the Executive is employed by the Company on such vesting date. The Option will expire on the tenth anniversary of the Option Grant Date.
            (d)     Retention Period Bonuses.   If the Executive is employed by the Company on July 19, 2009, the Executive shall receive a retention bonus in the amount of Fifty Thousand Dollars ($50,000) (the “First Retention Bonus”), to be paid in a lump sum on the next regular pay date after July 19, 2009. If the Executive is employed by the Company on December 31, 2009, the Executive shall receive a retention bonus in the amount of One Hundred Thousand Dollars ($100,000) (the “Second Retention Bonus”), to be paid in a lump sum on the next regular pay date after December 31, 2009. It is understood and agreed that the First Retention Bonus and the Second Retention Bonus, if payable in accordance with this Section 2(d), will be in addition to any Annual Incentive Award payable to the Executive for the 2009 calendar year as described in Section 2(b) above.
        3.     Insurance, Retirement and Employee Benefit Plans; Business Expenses.
            (a)     Other Benefits and Perquisites.   During the Term, the Executive shall be eligible to participate in any plan of the Company relating to stock options, employee stock purchase or ownership, 401(k), group life insurance, medical coverage, or other employee benefit plans or arrangements that the Company has adopted or may adopt for the benefit of its employees. The Company reserves the right to modify or terminate any employee benefit or perquisite at any time. The benefits described in this Section 3(a) cannot be reduced by the Company so long as the Executive is employed by the Company; provided, that such benefits may be reduced by the Company if such reduction is approved by the Board (or its Human Resources and Compensation Committee) in consultation with the Executive and is part of an across the board reduction in benefits relating to an ongoing business need of the Company and the Parent and such reduction of the Executive’s benefits is proportional to the reduction in benefits to other senior level executives of the Company and the Parent. The Executive acknowledges and agree that, although the Board (or its Human Resources and Compensation Committee) will consult with the Executive in the circumstances described in the preceding sentence, the decision as to whether and in what manner to reduce benefits for senior level executives will be in the sole discretion of the Board (or its Human Resources and Compensation Committee).
            (b)     Equity Compensation.   The Executive acknowledges and agrees that the determination of whether to award to the Executive Stock Options, the number of shares of common stock of the Parent subject to any such Stock Option and the terms and conditions of any such Stock Option, are in the sole discretion of the Board. For the purposes of this Agreement, “Stock Option” shall mean any compensatory option to acquire securities of the Parent; any compensatory stock appreciation right, phantom stock option or analogous right granted by or on behalf of the Parent; and any security or right received in respect of any of the foregoing options or rights.

            (c)     Business Expenses.   During the Term of this Agreement, the Company shall promptly reimburse the Executive for all reasonable expenses incurred by the Executive in furtherance of his duties under this Agreement, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are reasonably incurred and accounted for in accordance with the published policies and procedures established by the Company. Such expenses shall be reimbursed upon submission to the Company of invoices containing original receipts for all such expenditures within 90 days of the date the expense was incurred, and upon review by the Company of the reasonable nature of such expenditures, the Company will reimburse the Executive within 60 days of the date the claims were submitted.
        4.     Term.   The initial term of employment under this Agreement shall be from the Effective Date until December 31, 2009, unless the Executive’s employment terminates earlier pursuant to Section 6 below (“Term”). The Term shall be automatically extended for additional one (1) year periods as of the end of each year in which the Term of this Agreement otherwise would expire, unless the Board gives the Executive a written notice of non-renewal not less than thirty (30) days before the scheduled expiration of the Term. In the event of any expiration of the Term and termination of the Executive’s employment due to such non-renewal, the Executive shall be entitled to an amount equal to twelve (12) months’ Base Salary (based on the Executive’s annual rate of Base Salary in effect on the Termination Date (as defined in Section 6(i)(4) below)), to be paid in a lump sum within sixty-five (65) days following the Termination Date, provided that the Executive was otherwise willing and able to accept an extension of the Term and continue to perform his services hereunder and the Executive or his legal representative signs a release of any and all claims in a form satisfactory to the Company that becomes effective on or prior to the payment date. “Term,” as defined above, shall include any such one (1) year extensions. The Term of this Agreement shall also be subject to termination as provided in Section 6.
        5.     Vacations; Illness.   The Executive shall be entitled to annual paid vacation of four (4) weeks per year (which shall include personal days and sick days), provided that no such vacation may be carried forward from any year during the Term.
        6.     Termination of Employment.   The Executive’s employment may be terminated under the following circumstances:
            (a)     Termination Due to Death.   In the event that the Executive dies while in employment hereunder, his estate or his beneficiaries (as the case may be) shall be entitled to the following:
        (1)     if the Executive’s legal representative signs a release of any and all claims in a form satisfactory to the Company (which release becomes effective on or before the payment date), an amount equal to ninety (90) days’ Base Salary (based on the Executive’s annual rate of Base Salary in effect on the Termination Date), to be paid in a lump sum within sixty-five (65) days following the Termination Date; and
        (2)     the continued right to exercise any Stock Options, to the extent that such Stock Options are vested as of the Termination Date, for the lesser of (A) one hundred and eighty (180) days following the Termination Date and (B) the remainder of the maximum stated term of each such Stock Option (or, if earlier, the tenth anniversary of the original date of grant of the Stock Option).
            (b)     Termination Due to Disability.   If the Executive is unable to perform his duties hereunder due to a Disability (defined below), the Company may terminate Executive’s employment hereunder, subject to the requirements of applicable law. In the event that the Executive’s employment hereunder is involuntarily terminated by the Company due to Disability, he shall be entitled to:
        (1)     the payment of a Pro-Rata Annual Incentive Award (as defined in Section 6(d)(2) below) for the year in which his employment terminates, to be paid in a lump sum within sixty-five (65) days following the Termination Date. For the purposes of this Agreement, “Disability” shall mean the Executive’s inability, due to physical or mental incapacity or similar cause, to substantially perform his duties and responsibilities hereunder for any consecutive six (6) month period or for any period of twelve months (whether or not consecutive) in any consecutive twenty-four (24) month period, as determined by the Board; and
        (2)     the continued right to exercise any Stock Options, to the extent that such Stock Options are vested as of the Termination Date, for the lesser of (A) one hundred and eighty (180) days following the Termination Date and (B) the remainder of the maximum stated term of each such Stock Option (or, if earlier, the tenth anniversary of the original date of grant of the Stock Option).
            (c)     Termination by the Company for Cause.
        (1)     For purposes of this Agreement, “Cause” shall mean (A) the Executive’s breach of the terms of this Agreement or the Confidentiality Agreement; (B) an act or omission by the Executive as a result of which the Executive is charged with a criminal offence involving dishonesty, breach of trust or moral turpitude; (C) the Executive’s commission of, conviction of, or entry of a plea of guilty or no contest to, a crime that constitutes a felony; (D) theft, fraud, misappropriation, willful neglect or misconduct, or material dishonesty by the Executive involving the property or affairs of the Company or any of its affiliates; (E) the Executive’s chronic absenteeism; (F) the Executive’s lack or performance due to chronic alcoholism or other form of substance abuse; or (G) the Executive’s willful and unjustified refusal to perform his duties hereunder; provided, however, that the Executive shall be permitted ten (10) days’ written notice and opportunity to cure prior to a termination based on clause (A) or (G) to the extent capable of being cured. In the event that the Executive’s employment is terminated by the Company for Cause, the Executive shall immediately resign from the Executive’s membership (if any) on the Board.
        (2)     At any time during the Term, the Company or the Parent may terminate the Executive’s employment hereunder for Cause. In the event that the Executive’s employment hereunder is terminated by the Company or the Parent for Cause in accordance with this Section 6(c), he shall be entitled to: (A) the continued right to exercise any Stock Options, to the extent that such Stock Options are vested as of the Termination Date, for the lesser of (I) thirty (30) days following the Termination Date and (II) the remainder of the maximum stated term of each such Stock Option (or, if earlier, the tenth anniversary of the original date of grant of the Stock Option); and (B) the benefits described in Section 6(i)(1).
            (d)     Termination Without Cause.   At any time during the Term, the Company or the Parent may terminate the Executive’s employment hereunder without Cause. In the event that the Executive’s employment hereunder is terminated by the Company or the Parent other than (w) for death in accordance with Section 6(a); (x) for Disability in accordance with Section 6(b), (y) for Cause in accordance with Section 6(c); or (z) in connection with the expiration of the Term, he shall be entitled to the following payments and benefits; provided, that the Executive or the Executive’s legal representative signs a release of any and all claims in a form satisfactory to the Company (which release becomes effective on or before the payment date):
        (1)     an amount equal to twelve (12) months’ Base Salary (based on the Executive’s annual rate of Base Salary in effect on the Termination Date), to be paid in a lump sum within sixty-five (65) days following the Termination Date; and
        (2)     an amount equal to the product obtained by multiplying (A) the greater of (i) the Executive’s target incentive award for the year of termination (which target award shall, for this purpose, be deemed to be no less than 30% of his annualized Base Salary) and (ii) the Annual Incentive Award the Executive earned from the Company for the prior year, times (B) a fraction, the numerator of which is the number of days he was employed hereunder during the year of termination, and the denominator of which is 365 (a “Pro-Rata Annual Incentive Award”), to be paid in a lump sum within sixty-five (65) days following the Termination Date; and
        (3)     an amount equal to the Annual Incentive Award the Executive earned from the Company for the prior calendar year to the extent not yet paid as of the Termination Date, without regard to whether the Executive is employed on the payment date of such Annual Incentive Award, to be paid in a lump sum within sixty-five (65) days following the Termination Date; and
        (4)     full vesting and exercisability, as of the Termination Date, for all outstanding Stock Options to the extent that such Stock Options are then scheduled to become vested or exercisable on or before the second anniversary of the Termination Date, each such Stock Option to remain exercisable for the lesser of (x) one hundred and twenty (120) days following the Termination Date and (y) the remainder of its stated term (or, if earlier, the tenth anniversary of the original date of grant of the Stock Option); and
        (5)     if the Executive elects to continue his group medical and/or dental coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then for the six (6)-month period following the Termination Date, the Company will make contributions toward the cost of such COBRA continuation coverage in an amount equal to the employer contribution rate in effect for employees of the Company generally from time to time during such six (6)-month period, except to the extent that higher Company contributions are required under applicable law. The Termination Date shall be the date of the “qualifying event” under COBRA, and to the extent required under COBRA, the Executive shall have the right to continue to pay these costs after payments by the Company cease. Notwithstanding the foregoing, if the Executive secures Other Employment (as defined below) prior to the expiration of such six (6)-month period, the Company’s obligation to make contributions toward the cost of the Executive’s COBRA continuation coverage shall cease, and the Company shall have no further obligations under this subparagraph (5). The Executive will be treated as having secured Other Employment if he commences providing regular and continuous compensated services to another company, organization or individual on an employee or independent contractor basis.
            (e)     Termination Without Cause during Retention Period.   In the event the Executive is terminated without Cause as described in Section 6(d) during the period commencing on the Effective Date and ending on December 31, 2009 (the “Retention Period”), then, in addition to the benefits separately provided and described in Section 6(d), if the Executive or the Executive’s legal representative signs a release of any and all claims in a form satisfactory to the Company (which release becomes effective on or before the payment date), the Executive shall be entitled to:
        (1)     an amount equal to six (6) months’ Base Salary (based on the Executive’s annual rate of Base Salary in effect on the Termination Date), to be paid in a lump sum within sixty-five (65) days following the Termination Date;
        (2)     if the Executive is terminated on or prior to July 19, 2009, an amount equal to the First Retention Bonus, to be paid in a lump sum within sixty-five (65) days following the Termination Date; and
        (3)     if the Executive is terminated after July 19, 2009 but on or prior to December 31, 2009, an amount equal to the Second Retention Bonus, to be paid in a lump sum within sixty-five (65) days following the Termination Date.
        For the avoidance of doubt, if the Executive is terminated without Cause after July 19, 2009 but prior to the date the First Retention Bonus is paid, the Executive shall remain entitled to payment of the First Retention Bonus without regard to whether he is employed on the payment date, and if the Executive is terminated without Cause after December 31, 2009 but prior to the date the Second Retention Bonus is paid, the Executive shall remain entitled to payment of the Second Retention Bonus. It is understood that the

Company’s non-renewal of the Term at the end of 2009 will give rise to the benefits described in Section 4 and will not be considered to be a termination during the Retention Period for purposes of this Section 6(e); provided, that as long as the Executive is employed by the Company on December 31, 2009, he will be entitled to receive the Second Retention Bonus under Section 2(d).
            (f)     Constructive Termination Without Cause.   In the event that a Constructive Termination Without Cause occurs, the Executive shall have the same entitlements on the same terms as provided under Sections 6(d) and 6(e), as the case may be, for a termination by the Company without Cause. As used herein, “Constructive Termination Without Cause” shall mean a termination by the Executive of his employment hereunder following the occurrence of: (1) any material breach of this Agreement by the Company; provided, however, that the Executive gives the Company written notice specifying the nature of any breach within thirty (30) days of the initial existence of the event giving rise to such breach, and the Company has not cured such breach within thirty (30) days after receipt of such written notice; or (2) the relocation of the Executive’s principal office and place of employment to a location that is more than sixty (60) miles from Princeton, NJ, provided that the Executive notifies the Company of the Executive’s intent to treat the relocation as a Constructive Termination Without Cause within thirty (30) days of the Executive’s receipt of the written notice of relocation from the Company (the “Relocation Notice”), and provided further, that the Company does not thereafter revoke the Relocation Notice within thirty (30) days after receipt of such notice from the Executive. If, in accordance with this Section 6(f), the Executive provides notice of a Constructive Termination Without Cause event and the Company fails to cure the condition or conditions giving rise to the Constructive Termination Without Cause event, such termination of the Executive’s employment hereunder shall occur and be effective on the last day of the applicable cure period.
            (g)     Voluntary Termination.   In the event that the Executive terminates his employment hereunder prior to the then-scheduled expiration of the Term of Employment on his own initiative, other than for Disability or by a Constructive Termination Without Cause, he shall give the Company at least sixty (60) days’ prior written notice of such termination and shall have the same entitlements as provided in Section 6(c)(2) in the case of a termination by the Company for Cause. A voluntary termination under this Section 6(g) shall not be deemed a breach of this Agreement.
            (h)     Notice of Termination.   Any termination of the Executive’s employment by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated to the other party by a written Notice of Termination.
            (i)     Miscellaneous.
        (1)     On any termination of the Executive’s employment hereunder, he shall be entitled to:
(i)     Base Salary through the Termination Date paid in accordance with the Company’s regular payroll practices; and
(ii)     a lump-sum payment in respect of accrued but unused vacation days at his Base Salary rate in effect as of the Termination Date, with such payment made within sixty (60) days following the Termination Date; and
(iii)     any other amounts earned, accrued and owing but not yet paid under Sections 2 and 3 above, and any benefits accrued and due under any applicable benefit plans and programs of the Company.
        (2)     In the event of any termination of the Executive’s employment hereunder, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement. Any amounts due under this Section 6 are considered to be reasonable by the Company and are not in the nature of a penalty.
        (3)     There shall be no contractual or similar restrictions on the Executive’s activities following the Termination Date other than as expressly set forth in this Agreement, the Confidentiality Agreement or any shareholder agreement with the Company to which the Executive is a party.

        (4)     For purposes of this Agreement, “Termination Date” shall mean the date on which the Executive’s termination of employment hereunder becomes effective in accordance with this Agreement.
        7.     Change in Control.
            (a)     Definition.   As used herein, “Change in Control” shall mean the occurrence of a transaction or series of transactions, either alone or in conjunction with other events or transactions, as a result of which:
        (1)     any “person,” as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934 (the, “Act”) (other than the Parent, any of its subsidiaries, the Executive or The Westaim Corporation [“Westaim”]), together with any “affiliates” or “associates” (as such terms are defined in Rule 12b-2 of under the Act) of such person, becomes (directly or indirectly) a “beneficial owner,” as such term is currently used in Rule 13d-3 promulgated under that Act, of more than fifty percent (50%) of the Voting Securities of the Parent (measured either by number of Voting Securities or by number of votes entitled to be cast), whether through the acquisition of previously issued and outstanding Voting Securities, or of Voting Securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect, unless the acquisition of such Voting Securities is approved by a majority of Incumbent Directors (as defined below). As used herein: (x) “Voting Securities” shall mean issued and outstanding securities of the Parent or its successor, as the case may be, of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect one or more members of the Board of the Parent; and (y) “Incumbent Directors,” means the members of the Board of the Parent on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by Westaim or by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;
        (2)     fifty percent (50%) or more of the issued and outstanding Voting Securities become subject to a voting trust in which neither the Parent, nor the Executive nor any of his associates, nor Westaim nor any of its affiliates participate;
        (3)     a majority of the members of the Board are removed from office at any annual or special meeting of shareholders of the Parent, or a majority of the members of the Board resign from office in the course of any 60-day period, unless (A) the vacancies created thereby are either (i) filled by appointments made by the remaining members of the Board or (ii) filled by nominees proposed by the Board, the Executive or any of his associates, or Westaim or (B) the Board determines not to fill such vacancies in connection with a reduction in the size of the Board approved by majority vote of the Incumbent Directors then in office; or
        (4)     (x) the Parent combines with another entity and is the surviving entity, or (y) all or substantially all of the assets or business of the Parent are disposed of pursuant to a sale, merger, consolidation, liquidation or other transaction or series of transactions, unless the holders of Voting Securities of the Parent immediately prior to such combination, sale, merger, consolidation, liquidation or other transaction or series of transactions (collectively, a “Triggering Event”) own, directly or indirectly, and immediately following such Triggering Event, by reason of their ownership of Voting Securities of the Parent immediately prior to such Triggering Event, more than fifty percent (50%) of the Voting Securities (measured both by number of securities and by voting power) of: (q) in the case of a combination in which the Parent is the surviving entity, the surviving entity and (r) in any other case, the entity (if any) that succeeds to substantially all of the business and assets of the Parent.
            (b)     Notwithstanding the definition in Section 7(a), it is understood and agreed that no Change in Control shall be deemed to exist or occur as a result of any alteration in the current equity ownership of, or the current voting control over, the Parent or the Company that is a direct consequence of

Westaim’s realignment of its ownership interests in the Parent, including but not limited to any transfer by Westaim of its interests; provided, however, that if Westaim transfers fifty percent (50%) or more of the issued and outstanding Voting Securities in the Parent to a bona fide third party purchaser from Westaim in an arms’ length negotiated transaction, the occurrence of such transfer shall constitute a Change in Control.
            (c)     In addition to the payments and benefits separately provided and described in, as applicable, Section 4, Sections 6(d)(1), (d)(2), (d)(3) and (d)(5), Section 6(e) and Section 6(f) (solely to the extent attributable to the entitlement cross-referenced to Sections 6(d)(1), (d)(2), (d)(3) and (d)(5)), but in lieu of the benefits described in, as applicable, Section 6(d)(4) or 6(f) (to the extent relating to the benefit entitlement cross-referenced to Section 6(d)(4)), in the event of the Company’s termination of the Executive’s employment without Cause, a Constructive Termination Without Cause or the non-renewal of the Term of this Agreement by the Company as described in Section 4, within one hundred and twenty (120) days prior to, or within twelve (12) months following, a Change in Control, the following benefits shall be provided:
(1)     the Executive shall be entitled to an amount equal to three (3) months’ Base Salary if the Termination Date occurs prior to January 1, 2010 (nine (9) months’ Base Salary if the Termination Date occurs on or after January 1, 2010), at the annualized rate in effect on the Termination Date, to be paid in a lump sum (A) on or prior to the later of (I) the tenth day following the Change in Control and (II) the 65th day following the Termination Date if the Termination Date occurs during the one hundred and twenty (120) day period prior to the Change in Control, or (B) within sixty-five (65) days following the Termination Date if the Termination Date occurs within the twelve (12) month period following the Change in Control, provided that, in either case the Executive signs a release of any and all claims in a form satisfactory to the Company that becomes effective prior to such payment date; and
(2)     the Executive will be entitled to full vesting and exercisability, as of the Termination Date, for all outstanding Stock Options to the extent that such Stock Options are then scheduled to become vested or exercisable on or before the third anniversary of the Termination Date, each such Stock Option to remain exercisable for the lesser of (x) one hundred and twenty (120) days following the Termination Date and (y) the remainder of its stated term (or, if earlier, the tenth anniversary of the original date of grant of the Stock Option).
            (d)     In the event that it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the United States Internal Revenue Code of 1986, as amended [the “Code”]) to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the aggregate present value of the Payments under the Agreement shall be reduced (but not below zero) to the Reduced Amount (defined below), provided that the reduction shall be made only if the Accounting Firm (defined below) determines that the reduction will provide the Executive with a greater net after-tax benefit than would no reduction. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Payments under this Agreement without causing any Payment under this Agreement to be subject to the Excise Tax (defined below), determined in accordance with Section 280G(d)(4) of the Code. The term “Excise Tax” means the excise tax imposed under Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax. Payments under this Agreement shall be reduced on a nondiscretionary basis in such a way as to minimize the reduction in the economic value deliverable to the Executive. Where more than one payment has the same value for this purpose and they are payable at different times, they will be reduced on a pro rata basis. Only amounts payable under this Agreement shall be reduced pursuant to this subsection (d). All determinations to be made under this subsection (d) shall be made by an independent certified public accounting firm selected by the Company immediately prior to the Change of Control (the “Accounting Firm”), which shall provide its determinations and any supporting calculations to both the Company and the Executive within ten (10) days after the Change in Control. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this subsection (d) shall be borne solely by the Company.

        8.     Amendments or Waivers.   No amendments or additions to the Agreement shall be binding unless such amendment is set forth in writing and signed by the Executive and by an authorized officer of the Company. Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by any other act or conduct or by any indulgence, delay or omission. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.
        9.     Survival.   Sections 6, 7 and 11 of this Agreement and the Confidentiality Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding the termination of the Executive’s employment hereunder.
        10.     Representations.   The Executive represents and warrants to the Company and the Parent that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, and (b) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.
        11.     Miscellaneous.
            (a)     Notices.   Any notice, consent, demand, request, or other communication given to a party in connection with this Agreement shall be in writing and shall be deemed to have been given to such person (i) when delivered personally to such party or (ii), provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such party (or to such other address as such party shall have specified by ten days’ advance notice given in accordance with this Section 11(a)):
If notice is to be sent to the Company, it will be sent to:

NUCRYST Pharmaceuticals Inc. 10102 – 114 Street, Fort Saskatchewan, Alberta Canada T8L 3W4 Attention: General Counsel

If notice is to be sent to the Executive, it will be sent to:

David B. Holtz 52 Heritage Drive Allentown, New Jersey 08501
            (b)     Severability and Reformation.   Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any necessary action will be taken to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable for any reason, in whole or in part, then such invalid or unenforceable provision or part shall be severable and severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and be construed as if such invalid or unenforceable provision or part had never been contained herein and so as to achieve the intentions of the Parties as set forth in this Agreement, to the maximum extent possible.
            (c)     Dispute Resolution.
        (1)     Arbitration.   The Executive and the Company will arbitrate any and all controversies, claims or disputes arising out of or relating to this Agreement or the Executive’s employment with the Company (“Claims”) before the American Arbitration Association (“AAA”) in accordance with the AAA’s Employment Arbitration Rules.

Except as otherwise set forth in this Agreement, the cost of any arbitration hereunder, including the cost of the record or transcripts thereof, any administrative fees, and all other fees involved, including reasonable attorneys’ fees incurred by the party determined by the arbitrator to be the prevailing party, shall be paid by the party determined by the arbitrator not to be the prevailing party. The decision of the arbitrator shall be final and binding on the Executive and the Company and may be enforced in any court of competent jurisdiction.
        (2)     Injunctive Relief.   Notwithstanding the agreement to arbitrate, a breach by the Executive of his obligations under the Confidentiality Agreement would cause the Company and its affiliates irreparable harm, and no adequate remedy at law would be available in respect thereof. Accordingly, if any dispute arises between the parties under the Confidentiality Agreement, the Company and its affiliates shall not be required to arbitrate such Claim under Section 11(c)(1), but shall have the right to institute judicial proceedings in any appropriate jurisdiction and shall be entitled to request relief enjoining such acts without the need to post a bond. If such judicial proceedings are instituted, such proceedings shall not be stayed or delayed pending the outcome of any arbitration proceeding under Section 11(c)(1) of this Agreement. Further, the Executive and the Company waive any objections to the jurisdiction of such courts based on improper or inconvenient forum.
        (3)     Waiver of Jury Trial.   Each of the Company and the Executive waives any right to a trial by jury in any controversy, claim or dispute relating to this Agreement, including those that arise under any federal, state or local law, including without limitation, claims of harassment, discrimination or wrongful termination under common law or under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act or the Older Workers’ Benefit Protection Act.
            (d)     Executive’s Acknowledgement.   The Executive acknowledges that he fully understands the terms of this Agreement, that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accepts its terms as his own free act. The Executive further acknowledges that he has had the opportunity to seek the advice of counsel in connection with his entry into this Agreement.
            (e)     Withholding Taxes.   The Company may withhold from any amounts or benefits payable under this Agreement taxes that are required to be withheld pursuant to any applicable law or regulation.
            (f)     Complete Agreement.   This Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties relating to the subject matter hereof, and supersede any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof, including, but not limited to, the Original Agreement.
            (g)     Successors or Assigns.   This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business assets, but except as to any such successor or assignee of the Company or except as may be otherwise agreed by the parties in writing, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Executive. Notwithstanding the foregoing, in the event of the death of the Executive all rights to receive payments hereunder shall become rights of the Executive’s estate.
            (h)     Section Headings.   The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.
            (i)     Governing Law.   This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

            (j)     Counterparts.   This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.
            (k)     Code Section 409A.   It is the intention of the Company, the Parent and the Executive that, to the extent any amounts or benefits payable under or pursuant to this Agreement represent nonqualified deferred compensation that is or may be subject to Section 409A of the Code and the Internal Revenue Service regulations thereunder (collectively, “Code Section 409A”), the provisions of this Agreement shall be interpreted to avoid any penalty sanctions under Code Section 409A. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Code Section 409A, then such benefit or payment shall be provided in full (to extent not paid in part at earlier date) at the earliest time thereafter when such sanctions will not be imposed. For purposes of Code Section 409A, all payments to be made upon a termination of employment under this Agreement may only be made upon the Executive’s “separation from service” (within the meaning of such term under Code Section 409A) and each payment made under this Agreement shall be treated as a separate payment. In no event shall the Executive, directly or indirectly, designate the calendar year of payment, except as permitted under Code Section 409A.
            Notwithstanding anything herein to the contrary, if, at the time of the Executive’s termination of employment with the Company, the Company or the Parent has securities which are publicly traded on an established securities market and the Executive is a “specified employee” (as such term is defined in Code Section 409A) and it is necessary, as determined by the Executive, to postpone the commencement of any payments or benefits otherwise payable under this Agreement as a result of such termination of employment to prevent the application of the additional twenty percent (20%) tax under Code Section 409A, then the commencement of the payment of any such payments or benefits hereunder that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) or the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), will be postponed (without any reduction in such payments or benefits ultimately paid or provided to the Executive). If any payments are postponed due to such requirements, such postponed amounts will be paid in a lump sum to the Executive on the first payroll date that occurs after the date that is six months following the Executive’s “separation from service” with the Company. If the Executive dies during the postponement period prior to the payment of the postponed amount, the amounts for which payment has been delayed on account of Code Section 409A shall be paid to the personal representative of the Executive’s estate within sixty (60) days after the date of the Executive’s death.
            All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (1) any reimbursement shall be for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (2) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (3) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the calendar year in which the expense is incurred and (4) the right to reimbursement of in kind benefits is not subject to liquidation or exchange for another benefit.
            The Executive agrees and understands that, notwithstanding anything in this Agreement to the contrary (including, but not limited to, any provisions in this Agreement that refer or relate to Code Section 409A), neither the Company nor any of its affiliates makes any representation, covenant or warranty that amounts payable under or in accordance with this Agreement (including any plan, program, agreement or arrangement referred to herein) comply with Code Section 409A. The Executive acknowledges and agrees that the provisions of this Agreement reflect solely the Company’s attempt to seek compliance with Code Section 409A and that no guarantees or assurances of any kind are hereby provided to the Executive or any other person who has or may have an interest in any benefits or amounts payable hereunder with respect to such compliance. The Executive is solely responsible and liable for the satisfaction of all taxes (together with applicable interest and penalties thereon) that may be imposed on amounts payable under or with respect to this Agreement (including, but not limited to, any taxes, penalties and interest under Code Section 409A, and neither the Company nor any of its affiliates shall have any obligation or liability for or with respect to any such taxes, penalties or interest.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

NUCRYST PHARMACEUTICALS INC.		EXECUTIVE

Per:
	Name:	David B. Holtz
Title:

     Exhibit A
NUCRYST PHARMACEUTICALS CORP.
STOCK OPTION AWARD AGREEMENT
GRANT of Options made as of ___, 2009 (the “Grant Date”)

TO:	David B. Holtz (the “Participant”)

BY:	NUCRYST Pharmaceuticals Corp. (the “Company”)
          WHEREAS, pursuant to the Company’s 1998 Equity Incentive Plan, as amended (the “Plan”), awards of Options may be granted to persons including executives of subsidiaries of the Company; and
          WHEREAS, the Participant and NUCRYST Pharmaceuticals Inc. (“NPI”), the Company’s wholly owned subsidiary, are parties to an Employment Agreement, dated March           , 2009 and effective as of January 19, 2009 (the “Employment Agreement”), whereby the Participant has agreed to serve, and NPI has agreed to engage the Participant, as the Chief Financial Officer and the Interim President and Chief Executive Officer of NPI and the Company, subject to the terms of the Employment Agreement; and
          WHEREAS, pursuant to the Employment Agreement and by resolution of the Board of Directors of the Company (the “Board”) made on                , 2009, the Board approved a grant of Options provided for herein to the Participant, such grant to be effective on the Grant Date, subject to the terms set forth herein;
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.	Equity Incentive Plan
This Award Agreement and the terms and conditions of the grant of Options are subject in all respects to the terms and conditions of the Plan, which is made a part of this Award Agreement. The Participant, by acceptance of this Award Agreement, agrees to be bound by the Plan (and any regulations that may be established under the Plan) and acknowledges receipt of a copy of the Plan and this Award Agreement. Terms that are defined in the Plan and not otherwise defined in this Award Agreement shall have the same meaning when used in this Award Agreement as in the Plan.
2.	Grant of Options
The Company grants to the Participant, effective the Grant Date, 100,000 options (defined in the Plan and this Award Agreement as “Options” or individually as an “Option”) to purchase Common Shares of the Company (which Common Shares, when purchased by the exercise of Options, are defined as “Optioned Shares”), subject to the terms and conditions of this Award Agreement and the Plan. The grant of Options herein is intended to be a grant of non-qualified stock options and shall not be treated or construed as a grant of an “incentive stock option” as that term is used in Code Section 422, or any successor provision thereof.
3.	Option Price
The exercise price of each Option (which is defined in the Plan as the “Option Price”) is $          .
4.	Expiry Date
The Options shall terminate on, and may not be exercised in whole or in part after, 5:00 p.m. (Edmonton, Alberta, Canada time) on                 [insert here the 10th anniversary of the Grant Date] (the “Expiry Date”), unless earlier terminated in accordance with the terms of the Plan or this Award Agreement.

5.	Vesting
Unless otherwise set forth in this Award Agreement, the Options shall vest and shall become exercisable:
(a)	as to 1/3 of the Options on the Grant Date;

(b)	as to 1/3 of the Options on the first anniversary of the Grant Date; and

(c)	as to 1/3 of the Options on the second anniversary of the Grant Date.
6.	Change of Control
Notwithstanding section 5 above, in the event that the Participant’s employment under the Employment Agreement is terminated prior to the Expiry Date and within 120 days prior to, or within 12 months following, a Change of Control in a termination governed by Section 4, 6(d) or 6(f) of the Employment Agreement (relating to terminations without cause or non-extension of the Employment Agreement by the Company or NPI), the Options shall immediately become fully vested and exercisable to the extent that such Options were then scheduled to become vested or exercisable on or before the third anniversary of the Termination Date and shall remain exercisable until the earlier of: (x) one hundred and twenty (120) days following the date on which the Participant’s employment under the Employment Agreement terminates (the “Termination Date”); and (y) the Expiry Date. “Change of Control” shall have the meaning ascribed to such term in the Employment Agreement.
7.	Other Accelerated Vesting
Notwithstanding section 5 above, in the event that the Participant’s employment under the Employment Agreement is terminated prior to the Expiry Date in a termination governed by Section 4, 6(d) or 6(f) of the Employment Agreement (relating to terminations without cause or non-extension of the Employment Agreement by the Company or NPI) but not governed by section 6 of this Award Agreement above, the Options shall immediately become fully vested and exercisable to the extent that such Options were then scheduled to become vested or exercisable on or before the second anniversary of the Termination Date and shall remain exercisable until the earlier of (x) one hundred and twenty (120) days following the Termination Date and (y) the Expiry Date.
8.	Termination
If the Participant ceases to be employed under the Employment Agreement before the Expiry Date, then except as otherwise provided in sections 6 and 7 above, the vesting of all Options shall stop immediately upon the Termination Date, and any Options that have vested as at the Termination Date shall remain in force and can be exercised by the Participant in accordance with the following provisions:
(a)	If the Termination Date occurs for any reason other than the reasons described in sections 6 and 7 above or Section 8(b) below, then the Participant will have 30 days after the Termination Date or until the Expiry Date (whichever is earlier) to exercise all or any portion of his vested Options.
(b)	If the Termination Date occurs by reason of death or Disability (as defined in the Employment Agreement), then the Participant (or his personal legal representative) will have one hundred and eight (180) days after the Termination Date or until the Expiry Date (whichever is earlier) to exercise all or any portion of his vested Options.
At the end of the periods specified above or the Expiry Date, whichever is earlier, all of the Options shall terminate and be of no further force or effect. “Termination Date” is defined in section 6 above, and in no event shall any period during which the Participant is in receipt of or entitled to be in receipt of severance pay serve to extend the Termination Date.

9.	Method of Exercise of Options and Payment
The Options shall be exercised (in accordance with the provisions of this Award Agreement and the Plan) from time to time by giving notice in writing to the Company and setting forth the number of Options being exercised. Such notice shall be accompanied by cash or certified check payable to the Company, or any other form of payment satisfactory to the Company, in the full amount of the purchase price for the Optioned Shares being purchased (such purchase price being equal to the number of Options being exercised times the Option Price) plus payment of any applicable federal, state, provincial or local taxes, or any other taxes which the Company may be obligated to collect as a result of the issue or transfer of Optioned Shares upon such exercise of the Options. The Participant shall provide the Company with any additional documents that the Company may require. As soon as reasonably practicable after the proper exercise of any Options, the Company shall issue to the Participant a share certificate representing the Optioned Shares acquired.
10.	Certain Adjustments
(a)	If there is any change in the number or character of the Common Shares (through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or otherwise) prior to the Participant’s exercise of all of the Options, appropriate adjustments shall be made in the number or kind of securities subject to this Option, and/or in the exercise price or other terms and conditions applying to this Option, so as to avoid dilution or enlargement of the rights of the Participant under this Option and of the value represented by it.
(b)	If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting entity, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (hereinafter referred to as a “Transaction”), in any case while any Options remain outstanding, (i) after the effective date of the Transaction this Option shall remain outstanding and shall be exercisable in Common Shares or, if applicable, shares of such stock or other securities, cash or property as the holders of Common Shares received pursuant to the terms of the Transaction; and (ii) the Company’s Board may, in its sole discretion subject to the applicable provisions of Code Section 409A, accelerate the time for exercise of this Option, so that from and after a date prior to the effective date of the Transaction this Option shall be exercisable in full.
11.	General Matters
(a)	Options are not transferable or assignable.
(b)	This Award Agreement is not an employment contract and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue to work for the Company (or any subsidiary of the Company), or of the Company (or any subsidiary of the Company) to continue to employ the Participant.
(c)	The Participant acknowledges that the Company may be required to disclose to the securities regulatory authorities, the Toronto Stock Exchange (the “Exchange”) or other regulatory authorities duly authorized to make such request, the name, address and telephone number of the Participant and the number of Options granted. If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, the Exchange or other regulatory authority, the Participant will, in a timely manner, execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings, and other documents with respect to the Options as may be required or requested by the Company to enable the Company to comply with applicable securities legislation, regulations, rules, policies or orders or the requirements of any securities commission or other regulatory authority or the Exchange.

(d)	This Award Agreement, the Employment Agreement and the Plan constitute the entire agreement between the parties relating to the grant of Options to the Participant and supersede all prior communications, representations and negotiations in respect thereto.
(e)	For the grant of the Options to be effective, this Award Agreement must be executed by the Participant and returned to the Company.
(f)	This Award Agreement shall be governed by the laws of the Province of Alberta. The parties agree that any disputes under this Award Agreement shall be resolved by the courts of Alberta and each of the parties irrevocably attorn to the non-exclusive jurisdiction thereof with respect to all such matters and the transactions contemplated herein.
(g)	Time shall be of the essence of this Award Agreement.
(h)	The Participant acknowledges that neither the Plan nor this Award Agreement restricts the Company’s ability to conduct its business (including, but not limited to, such decisions as transactions with related parties, new product development efforts, cancellation of existing products, mergers and acquisitions, or corporate dissolution) regardless of the effect those decisions may have on the value of Options. The Participant shall not have any of the rights and privileges of a shareholder of the Company by virtue of being granted Options.
The Company and the Participant have executed this Award Agreement on the ___day of ___, 2009.
NUCRYST PHARMACEUTICALS CORP.

By:

David B. Holtz (Participant)